Exhibit (p)(3)

POWER OF ATTORNEY

FORETHOUGHT LIFE INSURANCE COMPANY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sarah M. Patterson, Erin Schwerzmann, Elizabeth Constant and Samuel Ramos, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement for the following registered indexed linked annuity contracts to be issued by Forethought Life Insurance Company, including all pre-effective and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Contract Names	Registration Number
ForeStructured Growth II ForeStructured Growth II Advisory Contract	333-276707

ForeStructured Growth ForeStructured Growth Advisory Contract	333-275098

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

Signature	Title	Date

/s/ Jason Bickler	Director and Chief Distribution Officer	April 14, 2026
Jason Bickler